UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 3, 2003

SYSCOMM INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7 Kingsbridge Road, Fairfield, New Jersey	07004

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:          (973) 227-8772

Item 5.     Other Events

        On April 3, 2003, Jerome C. Artigliere resigned as Chairman of the Board of Directors, Chief Executive Officer and President of SysComm International Corporation (“SysComm”). Kevin McLaughlin, SysComm's former President, Chief Executive Officer and President and current director and Secretary, was named Chairman of the Board of Directors. Sebastian Perez, SysComm's General Manager, was appointed Chief Operating Officer. Mr. Perez will also be acting as interim Chief Executive Officer and President until SysComm's Board of Directors identifies and appoints a new Chief Executive Officer and President.

        On April 4, 2003, Applied Digital Solutions, Inc. (“ADS”) and certain of its subsidiaries, including SysComm, entered into a Forbearance Agreement, Consent and Amendment (the “Forbearance Agreement”) with IBM Credit LLC, formerly IBM Credit Corporation (“IBM”). Management understands that, under the terms of the Forbearance Agreement, IBM has granted ADS additional time within which to meet its current obligations to IBM Credit, subject to certain ongoing conditions. A summary of the terms of the Forbearance Agreement is attached as an exhibit to this report.

Item 7.     Financial Statements And Exhibits

        (c)      Exhibits.

10.1	Summary of Terms and Conditions setting forth the terms and conditions of the Forbearance Agreement among IBM Credit, LLC, Applied Digital Solutions, Inc., Digital Angel Share Trust and their applicable subsidiaries (if any) dated March 24, 2003 (incorporated by reference to Exhibit 10.2 to ADS' Current Report on Form 8-K, dated March 21, 2003).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCOMM INTERNATIONAL CORPORATION (Registrant)

Date: April 9, 2003	By:	/s/ J. Robert Patterson
J. Robert Patterson Chief Financial Officer